                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000 relating to the financial statements of Level 8 Systems, Inc. as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which appears in Level 8 Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


McLean, Virginia
October 17, 2001